                                                                      EXHIBIT 21



                                                                     NAME UNDER WHICH
NAME                                   STATE OF INCORPORATION        SUBSIDIARY DOES BUSINESS
----                                   ----------------------        ------------------------
American Health Products Corporation          Texas                  American Health Products Corporation

PT WRP Buana Multicorpora                    Indonesia               PT WRP Buana Multicorpora